UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (date of earliest event reported) August 5, 2026
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TARSUS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-39614	81-4717861
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
17700 Laguna Canyon Road, Floor 4
Irvine, CA 92618
(Address of principal executive offices, including Zip Code)
Registrant's telephone number, including area code: (949) 418-1801
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TARS	The Nasdaq Global Market LLC (Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 5, 2026, Tarsus Pharmaceuticals, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with a syndicate of existing and new healthcare investors (the “Investors”) for a private placement of: (i) 2,098,519 shares (the “Initial Shares”) of common stock, par value $0.0001 per share (the “Common Stock”), of the Company, at a purchase price of $56.00 per share; and (ii) pre-funded warrants (the “Pre-Funded Warrants” and, together with the Initial Shares, the “Securities”) to purchase up to 133,625 shares (the “Warrant Shares” and, together with the Initial Shares, the “Shares”) of Common Stock at a purchase price of $55.9999 per Pre-Funded Warrant, which represents the per share purchase price of the Common Stock less the $0.0001 per share exercise price for each Pre-Funded Warrant.

The private placement is expected to close on August 7, 2026, subject to satisfaction of customary closing conditions. The Company expects to receive aggregate gross proceeds from the private placement of approximately $125.0 million, before deducting placement agent fees and other offering expenses payable by the Company, and excluding any proceeds the Company may receive upon exercise of the Pre-Funded Warrants. The Company currently intends to use the net proceeds of the private placement to fund clinical development and commercial activities and for other general corporate purposes.

The Securities Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Investors, other obligations of the parties and termination provisions. The representations, warranties and covenants in the Securities Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The Company has agreed that, from the date of the Securities Purchase Agreement until 90 days after the date of the Securities Purchase Agreement, the Company will not, without the prior written consent of Investors holding at least a majority of the Shares outstanding (assuming full exercise of all Pre-Funded Warrants): (i) offer, pledge, sell, enter into any agreement to sell, enter into any swap or hedging arrangement or announce the sale or proposed sale of any shares of Common Stock or securities convertible into Common Stock; or (ii) file any registration statement or amendment or supplement thereto, subject to customary exceptions. In addition, each of the Company’s directors and officers entered into a lock-up agreement, pursuant to which the parties agreed to be subject to a lock-up for a period of 90 days following the date of the Securities Purchase Agreement, subject to certain exceptions.

The Pre-Funded Warrants are exercisable at any time after their original issuance, and will not expire until exercised in full. The Pre-Funded Warrants provide that the Investor will not have the right to exercise any portion thereof if such exercise would cause the aggregate number of shares of Common Stock beneficially owned by such Investor (together with its affiliates) to exceed 4.99% (or, at the election of the holder prior to the date of issuance, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants.

In connection with the private placement, the Company entered into a Registration Rights Agreement with the Investors (the “Registration Rights Agreement”) requiring the Company to file a registration statement covering the resale of all of the Registrable Securities (as defined in the Registration Rights Agreement) with the Securities and Exchange Commission (the “SEC”) no later than the earlier of (i) the later of (x) one calendar day after the closing of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of July 31, 2026 (the “Merger Agreement”), by and among the Company, Alkeus Pharmaceuticals, Inc. (“Alkeus”), Apex 2026 Merger Sub, Inc. and Shareholder Representative Services LLC and (y) 40 calendar days after the Company receives the financial statements of Alkeus required by the Merger Agreement and (ii) termination of the Merger Agreement (the “Filing Deadline”), and have the registration statement declared effective by the SEC as promptly as practicable after the filing thereof, but in any event no later than the earlier of (i) the 60th calendar day following the earlier of (x) the initial filing date of the registration statement and (y) the Filing Deadline, and (ii) the fifth business day after the Company is notified (orally or in writing, whichever is earlier) by the SEC that the registration statement will not be “reviewed” or will not be subject to further review. All fees and expenses incident to the performance of or compliance with the Registration Rights Agreement by the Company will be borne by the Company, whether or not any Registrable Securities (as defined in the Registration Rights Agreement) are sold pursuant to a registration statement.

Barclays Capital Inc. (“Barclays”) acted as lead placement agent for the private placement, and BofA Securities, Inc. (“BofA Securities”) and William Blair & Company, L.L.C. (“William Blair” and, together with Barclays and BofA Securities, the “Placement Agents”) acted as co-placement agents for the private placement. The Placement Agents acted solely as placement agents and did not purchase or sell any of the Securities offered in the private placement. The Company has agreed to pay customary placement fees and reimburse certain expenses of the Placement Agents.

The above summary of the private placement, the Pre-Funded Warrants, the Securities Purchase Agreement and the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to such applicable agreements, copies of which are attached as Exhibits 4.1, 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Securities discussed herein, nor shall there be any offer, solicitation, or sale of the Securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 of this Current Report on Form 8-K related to the Securities is hereby incorporated by reference into this Item 3.02. The Securities were sold without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption provided by Section 4(a)(2) of the Securities Act as a transaction not involving a public offering and in reliance on similar exemptions under applicable state laws.
Item 8.01 Other Events.

On August 6, 2026, the Company issued a press release announcing the pricing of the private placement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Pre-Funded Warrant.
10.1	Form of Securities Purchase Agreement.
10.2	Form of Registration Rights Agreement.
99.1	Press Release issued by the Company, dated August 6, 2026.
104	Cover Page Interactive Data File (embedded within XBRL document)

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements that are not historical facts, reflect management’s expectations as of the date of hereof, and involve certain risks and uncertainties. Forward-looking statements include, but are not limited to, statements herein with respect to implied or express statements regarding the aggregate amount of proceeds to be received from the private placement, the closing of the private placement and the anticipated use of proceeds from the private placement. These forward-looking statements are based on our current expectations and may differ materially from actual results due to a variety of factors including, without limitation, the factors that are described under the caption “Risk Factors” in the Company’s filings with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q filed with the SEC on August 6, 2026, and its subsequent filings with the SEC. The forward-looking statements herein are based on information available to the Company as of the date hereof, and the Company disclaims any obligation to update any forward looking statements, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARSUS PHARMACEUTICALS, INC.

Date:	August 6, 2026	By:	/s/ Jeffrey Farrow
Jeffrey Farrow
Chief Financial Officer and Chief Strategy Officer
(Principal Financial Officer and Principal Accounting Officer)